Exhibit 99.(e)(1)(b)

Exhibit (e)(1)(b) Amended Schedule A to the Distribution Agreement

Schedule A

To the Distribution Agreement

List of Portfolios

December 7, 2006

FORWARD FUNDS

Forward International Equity Fund

Forward Hoover Small Cap Equity Fund

Forward Hoover Mini-Cap Fund

Forward Global Emerging Markets Fund

Forward International Small Companies Fund

Forward Large Cap Equity Fund

Forward Long/Short Credit Analysis Fund

Forward Progressive Real Estate Fund

Forward Legato Fund

Sierra Club Stock Fund

Sierra Club Equity Income Fund

Forward Emerald Growth Fund

Forward Emerald Banking and Finance Fund

Forward Emerald Technology Fund